                                                                                                                                                                As filed with the Securities and Exchange Commission on August 5, 2010
                                                                                                                                                                Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

Employers Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	04-3850065
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada	89521
(Address of Registrant's Principal Executive Offices)	(ZIP Code)

Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan
(Full Title of the Plan)

Lenard T. Ormsby, Esq. Executive Vice President, Chief Legal Officer and General Counsel Employers Holdings, Inc. 10375 Professional Circle Reno, Nevada 89521
(Name and Address of Agent For Service)

(888) 682-6671
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Susan J. Sutherland, Esq. David C. Ingles, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of "large accelerated filer," "accelerated filer" "non-accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	3,500,000 shares	$15.09	$52,815,000.00	$3,765.71

(1) This Registration Statement shall also cover any additional shares of common stock which may become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Employers Holdings, Inc. as reported on the New York Stock Exchange on August 4, 2010.

EXPLANATORY NOTE

This Registration Statement has been filed to register 3,500,000 additional shares of common stock, par value $0.01 per share (the "Common Stock"), of Employers Holdings, Inc. (the "Company"), to be offered pursuant to the Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (the "Plan"), which has been amended since the filing of the Company's Registration Statements on Form S-8 covering the Plan. The increase in the number of shares of Common Stock authorized for issuance under the Plan was approved by the Company's stockholders at the Company's 2010 Annual Meeting of Stockholders held on May 27, 2010. In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 related to predecessor to the Plan (File No. 333-140395, filed on February 1, 2007, File No. 333-142135, filed on April 16, 2007, and File No. 333-152900, filed on August 8, 2008) filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby. Only those Items of Form S-8 containing new information not contained in Registration Statement Nos. 333-140395, 333-142135 and 333-152900 are presented herein.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Company hereby incorporates by reference into this Registration Statement the following documents:

(a)	the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009, including the Company's audited consolidated financial statements for the fiscal year ended December 31, 2009;
(b)

the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed on January 4, 2007 pursuant to the Securities Exchange Act of 1934, as amended (the ''Exchange Act''); and

(c)	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements described in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case reference is made to the later statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

To the extent that any proxy statement or Current Report on Form 8-K is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement or Current Report on Form 8-K that is not, pursuant to the SEC's rules, deemed to be "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 8. EXHIBITS.

Exhibit No.	Description of Exhibit

4.1
Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on May 28, 2010, and incorporated by reference herein)

5.1	Opinion of Lenard T. Ormsby, Esq.
23.1	Consent of Lenard T. Ormsby, Esq. (included in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3	Consent of Towers Watson & Co. (as successor to Towers, Perrin, Forster & Crosby, Inc.)
24.1	Powers of Attorney (reference is made to the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reno, Nevada, on this 5th day of August, 2010.

EMPLOYERS HOLDINGS, INC.
By:	/s/ Douglas D. Dirks
Douglas D. Dirks
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas D. Dirks, William E. Yocke and Lenard T. Ormsby, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Kolesar	Chairman of the Board	August 5, 2010
Robert J. Kolesar

President and Chief Executive Officer,
/s/ Douglas D. Dirks	Director (Principal Executive Officer)	August 5, 2010
Douglas D. Dirks

Executive Vice President and Chief
Financial Officer (Principal Financial
/s/ William E. Yocke	and Accounting Officer)	August 5, 2010
William E. Yocke

/s/ Richard W. Blakey	Director	August 5, 2010
Richard W. Blakey

/s/ Valerie R. Glenn	Director	August 5, 2010
Valerie R. Glenn

/s/ Rose E. McKinney-James	Director	August 5, 2010
Rose E. McKinney-James

Signature	Title	Date

/s/ Ronald F. Mosher	Director	August 5, 2010
Ronald F. Mosher

/s/ Katherine W. Ong	Director	August 5, 2010
Katherine W. Ong

/s/ Michael D. Rumbolz	Director	August 5, 2010
Michael D. Rumbolz

/s/ John P. Sande, III	Director	August 5, 2010
John P. Sande, III

/s/ Martin J. Welch	Director	August 5, 2010
Martin J. Welch

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on May 28, 2010, and incorporated by reference herein)

5.1	Opinion of Lenard T. Ormsby, Esq.
23.1	Consent of Lenard T. Ormsby, Esq. (included in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3	Consent of Towers Watson & Co. (as successor to Towers, Perrin, Forster & Crosby, Inc.)
24.1	Powers of Attorney (reference is made to the signature page hereto)